Exhibit 10.30

17672 Laurel Pork Drive N

Suite 400E

Livonia, MI 48152

April 6, 2005

Mr. William Pumphrey

Dear Bill,

I am pleased to inform you that on March 31, 2005, the Bankruptcy Court upheld all the cash payments associated with your November 30, 2004 employment offer.

Due to the Chapter 11 filing, the value of the restricted stock will be paid in cash as described in page 4 of letter.

Attached please find a schedule of all payments, along with the final approved court filing.

Sincerely,

/s/ Kathleen Ligocki
Kathleen Ligocki
President & CEO

William Pumphrey

Employment Offer

November 30, 2004

1.	Employer:	Tower Automotive, Inc. 27175 Haggerty Road Novi, Michigan 48377 248.675.6000 248.675.6643 (FAX)

2.	Position:	President, North America

3.	Reports To:	Kathleen Ligocki, President & CEO

4.	Assignment Location:	Novi, Michigan

5.	Base Compensation:	$450,000 annual rate. Compensation is reviewed annually using individual performance and market data factors. Your next salary review will occur in 2005 during the normal cycle of officer salary reviews.

6.	Incentive Compensation:

Tower Automotive annual Performance Incentive Plan

•     Individual target as a percent of base pay: 60%

•     The plan is based on achievement of company financial and non-financial goals, with a payout potential of 0-200% of individual target,

Tower Automotive will compensate you for the 2004-forfeited bonus from your current employer ($200,000 payable in February 2005). Tower Automotive will also provide a sign-on bonus of $100,000 payable one month after your official start date. Additionally, Tower will guarantee 50% ($135,000) of your 2005 target bonus, payable in February of 2006.

7.	Long-Term Incentive:	Long-Term incentives are issued annually at the discretion of the Board of Directors. Long-Term Incentives may consist of individual Performance Cash Award Opportunities for Long-Term financial performance, Stock Options, Restricted Stock and/or Performance Shares. Your Long-Term Incentive Award will be determined by the Board of Directors. Typical annual LTI awards for your role are a combination of Performance Cash target, Stock Options, and/or Restricted Stock valued at approximately $270,000. Your specific award will be determined by market survey data and performance, and is subject to approval by the Board of Directors.

In the years 2005, 2006 and 2007, it is anticipated that as a participant in LT1, you will be receiving awards under the plan. However, at a minimum, the awards will be $115,000 in 05, $135,000 in 06 and $160,000 in 07.

8.	Deferred Income Stock Purchase Plan:	Provides for the tax deferred treatment of up to 100% annual incentive compensation to purchase Tower Automotive Stock. For every three shares purchased under the Plan, one Premium Share is added.

9.	Flexible Perquisite Allowance:	$35,000 annual taxable allowance for vehicle and other perquisite expenses (Club Dues and Financial Planning Assistance) this amount is paid ratably on the regular twice-monthly pay. Mileage for business use is reimbursed at the Car Allowance Plan rate (currently $.21 per mile).

10.	Health and Welfare:	Tower Automotive provides a PPO Medical Plan, Dental Coverage, Life Insurance, Short-Term Disability and Long-Term Disability.

11.	Retirement Plan:	The Retirement plan includes a 401(k) and Non-Qualified Supplemental Executive Retirement Plan which allows up to 100% deferral of a colleague’s base salary and incentive compensation with a Company match up to 9% of base salary and incentive compensation.

12.	Vacation:	Given your level of Role and Responsibilities, we take a flexible approach to vacation time, consistent with our efforts to meet the appropriate balance in our lives. Typical vacation time used for a person at your level is four weeks per year.

13.	Change In Control Agreement:	You will be covered by a Change In Control Agreement that provides for three (3) years of salary, incentive compensation and health benefits in the event there is a qualifying Change In Control of the Company and a termination of your employment under certain conditions. Renewal of Change In Control Agreements is subject to approval of the Board of Directors.

14.	Salary Continuation:	Officers of Tower Automotive do not receive employment agreements or contracts, other than the Change In Control Agreement. However, if your employment is terminated within the first three years of your employment, you will be entitled to salary continuation equal to one year of base salary and an annual bonus at a 1 times (1 X) pay-out factor, if your employment is terminated other than for “Cause”. After that period, you will be covered by the normal executive salary continuation provisions.

15.	Special Consideration:

In order to provide consideration to you for forfeited equity elements from your previous employer, we will award you 300,000 Restricted Shares under the terms of Tower Automotive’s Long-Term Incentive Plan, with vesting over three years ( 1/3,  1/3,  1/3) from your start date. You will also be awarded 100,000 Non-qualified Stock Options at the closing market price on your start date. The Non-qualified Stock Options will vest 25% over four years on each anniversary of the grant date. In addition, Tower will provide you $200,000 in cash in February of 2005, and $100,000 at the end of years 2006 and 2007 (each of these payments will be payable by July 15th, of the following year.

If Tower Automotive commences proceedings under Chapter 11 of the Bankruptcy Code, Tower will seek and advocate the approval and enforcement of this agreement by the courts if any party seeks the rejection of this agreement. Additionally, if proceedings under Chapter 11 commence, Tower will pay you $300,000 in cash on each of the first three anniversaries of your start date, in lieu of the grant of the above referenced 300,000 Restricted Shares. Tower will also pay you in cash (based on the Black-Choals valuation as of 10/1/04) on each of the first four anniversaries of your start date, in lieu of the grant of the above referenced 100,000 Non-qualified Stock Options.

A summary of compensation and benefit plans will be sent to your home via express mail.

If you have any questions in the interim, please contact Sharon Wenzl at 248.675.6253.

BILL PUMPHREY PAYMENT SCHEDULE

PER NOVEMBER 30, 2004

EMPLOYMENT OFFER

$100,000 Sign-on Bonus	Paid January 2005

$200,000 Payment for Forfeited Bonus from previous employer	Paid April 1, 2005

$135,000 (30%) guarantee of your 2005 Target Bonus, or actual Tower amount if greater	Payable in: August 2005 and January 2006

LTI Offsets
$115,000 Minimum	Year-end 2005
$135,000 Minimum	Year-end 2006
$160,000 Minimum	Year-end 2007

Special Consideration
$200,000	Paid February 2005
$100,000	July 15, 2006
$100,000	July 15, 2007

Stock Offsets

In lieu of restricted stock, Tower will pay you $300,000 in cash on each of your first three anniversaries:

$300,000	1/1/06
$300,000	1/1/07
$300,000	1/1/08

Stock Option Offsets – $41,000 on 1/1/06, 07, 08, 09

Severance

The Court also upheld the severance clause in your employment offer.

CIC

Court upheld your current CIC with one modification:

For the purposes of the Retention Plan and honoring the Change-in-Control severance obligations, “Change-in-Control” shall not mean either the commencement of these restructuring cases or the Company’s emergence from these restructuring cases pursuant to a plan of reorganization. As a further modification to the terms of the CIC Agreements, and as agreed to between the Company and the Creditors Committee, it shall constitute a “Change-in-Control” if any person is or becomes the beneficial owner directly or indirectly, or securities of the Debtors representing more than twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities and that person directs or controls management of the Company or causes any material change in the composition of the Continuing Directors (as defined in the CIC Agreements) of the Company.

17672 Laurel Pork Drive N

Suite 400E

Livonia, MI 48152

November 30, 2004

Mr. William Pumphrey

Dear Bill,

I am pleased to extend an offer to join Tower Automotive’s leadership team as President, North America. As a member of the Enterprise Leadership Team, you will be recommended for appointment as an officer of the Company at the December 2004 Board of Directors’ meeting. Attached are the details of our offer. Please indicate your acceptance by signing and returning the signature page to me. You and I will develop the specific description and objectives for the role.

I am thrilled to welcome you as part of our team and look forward to supporting you as we work together to strengthen our North American Operations and Tower Automotive. You will be a great addition to our enterprise.

Sincerely,

/s/ Kathleen Ligocki
Kathleen Ligocki
President & CEO

Accepted by:

/s/ William Pumphrey	12/12/04
William Pumphrey	Date

Preferred start date:	1/1/2005

William Pumphrey

Employment Offer

November 30, 2004

1.	Employer:	Tower Automotive, Inc. 27175 Haggerty Road Novi, Michigan 48377 248.675.6000 248.675.6643 (FAX)

2.	Position:	President, North America

3.	Reports To:	Kathleen Ligocki, President & CEO

4.	Assignment Location:	Novi, Michigan

5.	Base Compensation:	$450,000 annual rate. Compensation is reviewed annually using individual performance and market data factors. Your next salary review will occur in 2005 during the normal cycle of officer salary reviews.

6.	Incentive Compensation:

Tower Automotive annual Performance Incentive Plan

•     Individual target as a percent of base pay: 60%

•     The plan is based on achievement of company financial and non-financial goals, with a payout potential of 0-200% of individual target,

Tower Automotive will compensate you for the 2004-forfeited bonus from your current employer ($200,000 payable in February 2005). Tower Automotive will also provide a sign-on bonus of $100,000 payable one month after your official start date. Additionally, Tower will guarantee 50% ($135,000) of your 2005 target bonus, payable in February of 2006.

7.	Long-Term Incentive:	Long-Term incentives are issued annually at the discretion of the Board of Directors. Long-Term Incentives may consist of individual Performance Cash Award Opportunities for Long-Term financial performance, Stock Options, Restricted Stock and/or Performance Shares. Your Long-Term Incentive Award will be determined by the Board of Directors. Typical annual LTI awards for your role are a combination of Performance Cash target, Stock Options, and/or Restricted Stock valued at approximately $270,000. Your specific award will be determined by market survey data and performance, and is subject to approval by the Board of Directors.

2

In the years 2005, 2006 and 2007, it is anticipated that as a participant in LT1, you will be receiving awards under the plan. However, at a minimum, the awards will be $115,000 in 05, $135,000 in 06 and $160,000 in 07.

8.	Deferred Income Stock Purchase Plan:	Provides for the tax deferred treatment of up to 100% annual incentive compensation to purchase Tower Automotive Stock. For every three shares purchased under the Plan, one Premium Share is added.

9.	Flexible Perquisite Allowance:	$35,000 annual taxable allowance for vehicle and other perquisite expenses (Club Dues and Financial Planning Assistance) this amount is paid ratably on the regular twice-monthly pay. Mileage for business use is reimbursed at the Car Allowance Plan rate (currently $.21 per mile).

10.	Health and Welfare:	Tower Automotive provides a PPO Medical Plan, Dental Coverage, Life Insurance, Short-Term Disability and Long-Term Disability.

11.	Retirement Plan:	The Retirement plan includes a 401(k) and Non-Qualified Supplemental Executive Retirement Plan which allows up to 100% deferral of a colleague’s base salary and incentive compensation with a Company match up to 9% of base salary and incentive compensation.

12.	Vacation:	Given your level of Role and Responsibilities, we take a flexible approach to vacation time, consistent with our efforts to meet the appropriate balance in our lives. Typical vacation time used for a person at your level is four weeks per year.

13.	Change In Control Agreement:	You will be covered by a Change In Control Agreement that provides for three (3) years of salary, incentive compensation and health benefits in the event there is a qualifying Change In Control of the Company and a termination of your employment under certain conditions. Renewal of Change In Control Agreements is subject to approval of the Board of Directors.

3

14.	Salary Continuation:	Officers of Tower Automotive do not receive employment agreements or contracts, other than the Change In Control Agreement. However, if your employment is terminated within the first three years of your employment, you will be entitled to salary continuation equal to one year of base salary and an annual bonus at a 1 times (1 X) pay-out factor, if your employment is terminated other than for “Cause”. After that period, you will be covered by the normal executive salary continuation provisions.

15.	Special Consideration:

In order to provide consideration to you for forfeited equity elements from your previous employer, we will award you 300,000 Restricted Shares under the terms of Tower Automotive’s Long-Term Incentive Plan, with vesting over three years ( 1/3,  1/3,  1/3) from your start date. You will also be awarded 100,000 Non-qualified Stock Options at the closing market price on your start date. The Non-qualified Stock Options will vest 25% over four years on each anniversary of the grant date. In addition, Tower will provide you $200,000 in cash in February of 2005, and $100,000 at the end of years 2006 and 2007 (each of these payments will be payable by July 15th, of the following year.

If Tower Automotive commences proceedings under Chapter 11 of the Bankruptcy Code, Tower will seek and advocate the approval and enforcement of this agreement by the courts if any party seeks the rejection of this agreement. Additionally, if proceedings under Chapter 11 commence, Tower will pay you $300,000 in cash on each of the first three anniversaries of your start date, in lieu of the grant of the above referenced 300,000 Restricted Shares. Tower will also pay you in cash (based on the Black-Choals valuation as of 10/1/04) on each of the first four anniversaries of your start date, in lieu of the grant of the above referenced 100,000 Non-qualified Stock Options.

A summary of compensation and benefit plans will be sent to your home via express mail.

If you have any questions in the interim, please contact Sharon Wenzl at 248.675.6253.

4